Exhibit 10.1

SCG FINANCIAL ACQUISITION CORP.

2013 EQUITY INCENTIVE PLAN

AMENDMENT ONE

The SCG Financial Acquisition Corp. 2013 Equity Incentive Plan (the "Plan") is hereby amended as follows in accordance with and at the direction of the RMG Networks Holding Corporation Board of Directors:

1.

The first paragraph of Plan Section 3(a), Stock Subject to the Plan, is amended in its entirety to read as follows:

"The maximum number of shares of Capital Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 6,500,000 shares of Capital Stock in the aggregate, 285,000 shares of which remain available from the initial adoption of the Plan.  The maximum number of shares of Capital Stock that may be covered by Incentive Awards granted under the Plan that are intended to be ISOs shall not exceed 4,000,000 shares of Capital Stock in the aggregate.  The maximum number of shares of Capital Stock that may be covered by Incentive Awards granted under the Plan that are intended to be Other Stock-Based Awards that constitute restricted stock or restricted stock unit awards shall not exceed 500,000 shares of Capital Stock in the aggregate.  The shares referred to in the preceding sentences of this paragraph shall be subject to adjustment as provided in Section 10 and the following provisions of this Section 3.  Shares of Capital Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee."

2.

Plan Section 6(e), Repricing, is amended in its entirety to read as follows:

"(e)  Repricing.

The Company may reprice any Option upon the approval of stockholders.  For this purpose, “reprice” means (i) any of the following or any other action that has the same effect:  (A) lowering the exercise price of an Option after it is granted, (B) any other action that is treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), or (C) cancelling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Capital Stock, in exchange for another Option, restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by The NASDAQ Stock Market."

3.

The remaining provisions of the Plan shall remain in full force and effect.

RMG Networks Holding Corporation

/s/ Robert R. Robinson

Secretary